                                                                  Exhibit 99.1

[ARMOR HOLDINGS, INC. LOGO]                              FOR IMMEDIATE RELEASE
-------------------------------------------------------------------------------

COMPANY CONTACT:                           INVESTOR RELATIONS CONTACT:
----------------                           ---------------------------
Robert R. Schiller                         James R. Palczynski
President & Chief Operating Officer        Principal
Armor Holdings, Inc.                       Integrated Corporate Relations, Inc.
904.741.5400                               203.222.9013
www.armorholdings.com



  ARMOR HOLDINGS, INC. REPORTS RECORD 2ND QUARTER REVENUE OF $224 MILLION AND
                       EARNINGS OF $0.57 PER DILUTED SHARE

     2ND QUARTER EARNINGS INCLUDE A $0.19 PER SHARE NON-CASH CHARGE FOR THE
          ACCELERATION OF PERFORMANCE BASED RESTRICTED STOCK AWARDS AND
                $0.05 PER SHARE OF INTEGRATION AND OTHER CHARGES

     MANAGEMENT INCREASES FY2004 GUIDANCE RANGE TO $2.05 TO $2.15 PER SHARE


JACKSONVILLE, FLORIDA - JULY 22, 2004 - ARMOR HOLDINGS, INC. (NYSE:AH), a diversified global designer, developer and manufacturer of personnel, vehicle, and aerospace protective systems for the military, law enforcement agencies and commercial customers, today announced better than anticipated financial results for the second quarter ended June 30, 2004.

SECOND QUARTER RESULTS

For the second quarter ended June 30, 2004, the Company reported revenue of $223.7 million, an increase of 173.9% versus the prior year's $81.7 million. Net income for the second quarter was $17.8 million or $0.57 per share versus the year-ago level of $4.6 million or $0.17 per share. During the quarter, the Company incurred a $5.9 million, or $0.19 per share, non-cash charge due to the accelerated vesting of performance based, long-term restricted stock awards granted to certain senior executives in 2002. The Company also incurred $2.2 million, or $0.05 per share on an after-tax basis, of integration and other charges. On July 2, 2004, the Company sold its last remaining business in discontinued operations.

The Company's previously issued second quarter guidance projected the accelerated vesting of performance based restricted stock awards in the third quarter of 2004. Due to better than expected second quarter performance, the Company achieved the target performance measures in the second quarter ended June 30, 2004.

Internal revenue growth, assuming that acquired companies were owned effective January 1, 2003, was 116.4%, including 1.1% for foreign currency movements. Internal revenue growth by segment was 277.1% for the Aerospace & Defense Group, 25.4% for the Products Division and 70.6% for the Mobile Security Division.


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The Company's gross profit margin in the second quarter decreased to 29.7% of sales versus the level a year-ago of 29.9% of sales. The slight reduction in gross profit margin was largely a function of lower average gross profit margins in the Aerospace and Defense Group resulting from product mix. The Company's operating expenses as a percentage of revenue decreased to 10.5% of revenue versus 17.8% of revenue in the year-ago quarter. This decrease was primarily a function of increased revenues and the Company's ability to scale its business.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the second quarter were $36.9 million versus $7.6 million in the year-ago quarter. Attached to this press release is a reconciliation of net income to EBITDA for the three months ended June 30, 2004 and 2003.

Cash flow from operations for the second quarter was $9.1 million versus $8.4 million in the year-ago quarter. Free cash flow, defined as cash flow from operations less capital expenditures, was $5.8 million versus $6.2 million in the same period last year.

"Our financial performance was strong in each of our three segments," said Robert R. Schiller, President and Chief Operating Officer. "During the second quarter, we continued to achieve record levels of sales, earnings, and backlog. Each of our three operating segments performed above our initial expectations and we believe each segment is positioned for continued growth in the future. Our Aerospace & Defense Group led our performance, with gains in sales and operating profits of 722% and 595%, respectively. We successfully achieved our production targeted run-rate of 350 M1114 Up-Armored HMMWVs per month ahead of schedule and we believe that we are in an excellent position to ramp production to higher levels in order to meet the ongoing, urgent need of the Department of Defense and our soldiers in the field."

YEAR TO DATE RESULTS

For the six month period ended June 30, 2004, the Company reported revenue of $385.3 million, an increase of 137.7% versus the prior year's $162.1 million. Net income for the six months ended June 30, 2004 was $30.3 million or $0.99 per share versus the year-ago level of $9.7 million or $0.34 per share. During the six months ended June 30, 2004, the Company incurred a $5.9 million, or $0.19 per share, non-cash charge due to the accelerated vesting of performance based, long-term restricted stock awards granted to certain senior executives in 2002. The Company also incurred approximately $2.9 million, or $0.06 per share on an after-tax basis, of integration and other charges.

Internal revenue growth for the six month period, assuming that acquired companies were owned effective January 1, 2003, was 92.2%, including 2.1% for foreign currency movements. Internal revenue growth by segment was 228.7% for the Aerospace & Defense Group, 20.4% for the Products Division and 48.3% for the Mobile Security Division for the six month period.

The Company's gross profit margin for the six months ended June 30, 2004 increased to 29.6% of sales versus the level a year-ago of 29.4% of sales. The Company's operating expenses as a percentage of revenue decreased to 12.1% of revenue versus 17.6% of revenue in the year-ago six-month period. This decrease was largely a function of increased revenues.

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                                       3

EBITDA for the six months ended June 30, 2004, was $62.7 million versus $18.1 million in the year-ago period. Attached to this press release is a reconciliation of net income to EBITDA for the six months ended June 30, 2004 and 2003.

Cash flow from operations for the six months ended June 30, 2004, was $9.7 million versus $12.8 million in the year-ago period. Free cash flow was $2.6 million versus $8.9 million in the same period last year.

BALANCE SHEET

As of June 30, 2004, the Company reported a cash balance of $229.2 million compared to $10.8 million at June 30, 2003. Total debt (current and long-term) at the end of the second quarter of 2004 was $152.3 million, compared to total debt (current and long-term) at the end of second quarter of 2003 of $21.7 million.

"Our $142.5 million common stock offering is another significant event in positioning us for the future," said Mr. Schiller. "We believe strongly that, in addition to significant opportunities for organic growth in our existing business, there are opportunities to augment our growth, reinforce our strategic position, and create significant stockholder value through acquisition."

GUIDANCE

The Company has increased the guidance range it issued on May 10, 2004 for fiscal 2004 revenues to $835.0 million to $865.0 million from $805.0 million to $835.0 million and fully diluted earnings per share to $2.05 to $2.15 from $1.95 to $2.05. The Company noted that it now issues guidance including the effect of expected integration and other charges which, in fiscal 2004, are estimated to be approximately $0.27 - $0.28 per share. The Company expects third quarter fully diluted earnings per share of $0.75 to $0.80.

CONFERENCE CALL SCHEDULED FOR JULY 22, 2004, AT 4:30 PM (EASTERN)

As previously announced, the Company will hold a teleconference at 4:30 PM (Eastern) July 22, 2004, to discuss its second quarter results.

There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc. website (http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone.

Via telephone, the dial-in number is 1-888-577-0767 for domestic callers or 1-303-242-0015 for international callers. There is no passcode required for this call. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via a replay at 1-800-475-6701 - access code 739051 for domestic callers, or 1-320-365-3844 - access code 739051 for international callers. The teleconference replay will be available beginning at 9:45pm on Thursday, July 22nd, and ends at 11:59pm on Thursday, July 29th.

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                                       4

ABOUT ARMOR HOLDINGS, INC.

Armor Holdings, Inc. (NYSE: AH) is a diversified global designer, developer and manufacturer of branded personnel, vehicle and aerospace vehicle protective systems for the military, law enforcement agencies and commercial customers. Headquartered in Jacksonville, Florida, with 20 facilities in nine countries, Armor Holdings is comprised of three segments - Aerospace & Defense, Products and Mobile Security - that together make it a leading supplier of protective systems, including body armor, vehicle armor, aircraft safety systems and other personnel, vehicle and structural safety products. Additional information can be found at www.armorholdings.com.

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's Registration Statement on Form S-3, its 2003 Form 10-K and 10-K/A and most recently filed Form 10-Qs.

All references to earnings per share amounts in this press release are on a fully diluted basis.

                                - TABLES FOLLOW -




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                                       5

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                              JUNE 30, 2004      JUNE 30, 2003   JUNE 30, 2004   JUNE 30, 2003
                                              -------------      -------------   -------------   -------------
REVENUES:

  Aerospace & Defense                            $ 129,773        $  15,793       $ 210,781        $  31,703
  Products                                          65,743           49,347         119,583           93,354
  Mobile Security                                   28,188           16,519          54,968           37,076
                                                 ---------        ---------       ---------        ---------
  Total Revenues                                   223,704           81,659         385,332          162,133
                                                 ---------        ---------       ---------        ---------

COSTS AND EXPENSES:
  Cost of sales                                    157,246           57,281         271,314          114,443
  Operating expenses                                23,386           14,524          46,637           28,528
  Amortization                                         973               69           1,953              129
  Integration and other charges                      8,123            3,775           8,804            4,197
                                                 ---------        ---------       ---------        ---------

OPERATING INCOME                                    33,976            6,010          56,624           14,836
  Interest expense, net                              2,057              437           3,785              816
  Other (income) expense, net                         (390)              16            (275)              85
                                                 ---------        ---------       ---------        ---------

INCOME FROM CONTINUING OPERATIONS BEFORE
PROVISION FOR INCOME TAXES
                                                    32,309            5,557          53,114           13,935
PROVISION FOR INCOME TAXES                          14,588            2,079          22,765            5,212
                                                 ---------        ---------       ---------        ---------

INCOME FROM CONTINUING OPERATIONS                   17,721            3,478          30,349            8,723

DISCONTINUED OPERATIONS:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS NET
OF TAX                                                 100            1,135             (38)             977
                                                 ---------        ---------       ---------        ---------

NET INCOME                                       $  17,821        $   4,613       $  30,311        $   9,700
                                                 =========        =========       =========        =========

NET INCOME PER COMMON SHARE - BASIC
INCOME FROM CONTINUING OPERATIONS                $    0.60        $    0.13       $    1.04        $    0.31
INCOME FROM DISCONTINUED OPERATIONS                   0.00             0.04            0.00             0.03
                                                 ---------        ---------       ---------        ---------
                                                                                                   $$$$$$$$$
BASIC EARNINGS PER SHARE                         $    0.60        $    0.17            1.04        $    0.34
                                                 =========        =========       =========        =========
NET INCOME PER COMMON SHARE - DILUTED
INCOME FROM CONTINUING OPERATIONS                $    0.57        $    0.13       $    0.99        $    0.31
INCOME FROM DISCONTINUED OPERATIONS                   0.00             0.04            0.00             0.03
                                                 ---------        ---------       ---------        ---------
DILUTED EARNINGS PER SHARE                       $    0.57        $    0.17       $    0.99        $    0.34
                                                 =========        =========       =========        =========

WEIGHTED AVERAGE DILUTED SHARES                     31,008           27,836          30,469           28,511
                                                 =========        =========       =========        =========



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                                       6

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(UNAUDITED)

(IN THOUSANDS)                               THREE MONTHS ENDED                  SIX MONTHS ENDED
                                       JUNE 30, 2004     JUNE 30, 2003     JUNE 30, 2004    JUNE 30, 2003
                                       --------------    -------------    --------------    -------------
Net income                                 $ 17,821         $  4,613         $ 30,311         $  9,700

Plus:  (Income) loss from
discontinued operations, net of tax
                                               (100)          (1,135)              38             (977)

Plus:  Provision for income taxes            14,588            2,079           22,765            5,212

Plus:  Other (income) expense, net
                                               (390)              16             (275)              85

Plus:  Interest expense, net                  2,057              437            3,785              816
                                           --------         --------         --------         --------

Operating income                             33,976            6,010           56,624           14,836

Plus:  Amortization                             973               69            1,953              129

Plus:  Depreciation                           1,970            1,564            4,153            3,085
                                           --------         --------         --------         --------


EBITDA (Note A)                            $ 36,919         $  7,643         $ 62,730         $ 18,050
                                           ========         ========         ========         ========




Note A. EBITDA, which represents the results from continuing operations before interest, other expense, income taxes, and certain non-cash items, including depreciation and amortization, is presented in the earnings release because our credit facility and the trust indenture under which our $150 million 8.25% Senior Subordinated notes maturing in 2013 are issued contain financial covenants which are based on EBITDA. Additionally, management believes that EBITDA is a common alternative to measure value, cash flow and performance.
























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